Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Applied Micro Circuits Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-35408, 333-41572, 333-46584, 333-47185, 333-48912, 333-48914, 333-53282, 333-57202, 333-71878, 333-74787, 333-76767, 333-92507, 333-99623, 333-110075, 333-114327, 333-130589, 333-140052, 333-147297, 333-171960, 333-177773) on Form S-8 of Applied Micro Circuits Corporation of our report dated May 16, 2012, with respect to the consolidated balance sheets of Applied Micro Circuits Corporation and its subsidiaries as of March 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2012, the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2012, which report appears in the March 31, 2012 annual report on Form 10-K of Applied Micro Circuits Corporation.

/s/ KPMG LLP

Santa Clara, California

May 16, 2012